Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in Amendment No. 1 of this Registration Statement on Form SB-2 of Red Carpet Entertainment, Inc. for the registration of 842,500 shares of its common stock and to the incorporation therein of our report dated December 18, 2006, with respect to the financial statements of Red Carpet Entertainment, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP
Irvine, California
January 11, 2007